Exhibit 23.2
DeGolyer and MacNaughton
4925 Greenville Avenue, Suite 400
One Energy Square
Dallas, Texas 75206

April 24, 2013
Abraxas Petroleum Corporation
18803 Meisner Drive
San Antonio, Texas 78258

Ladies and Gentlemen:

We consent to the incorporation by reference of the information taken from our “Appraisal Report as of December 31, 2012 on Certain Properties owned by Abraxas Petroleum Corporation,” “Appraisal Report as of December 31, 2011 on Certain Properties owned by Abraxas Petroleum Corporation,” “Appraisal Report as of December 31, 2010 on Certain Properties owned by Abraxas Petroleum Corporation,” “Appraisal Report as of December 31, 2011 on Certain Properties owned by Blue Eagle Energy, LLC” and “Appraisal Report as of December 31, 2010 on Certain Properties owned by Blue Eagle Energy, LLC” (our Reports) in the Registration Statement on Form S-3 dated April 24, 2013.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

Very truly yours,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716